                                                                   EXHIBIT 10.18

                        SALES REPRESENTATIVE AGREEMENT


          This Sales Representative Agreement (the "Agreement") is entered into this 29th day of February, 1996 ("Effective Date") by and between Primax Electronics, Ltd., an ROC corporation having a place of business at 6F, No. 159, Kang Ning St., Hsi Chih Town, Taipei Hsien, Taiwan, Republic of China ("Primax Taiwan") and Storm Primax, Inc., a California corporation having a place of business at 1861 Landings Drive, Mountain View, California 94043 ("Storm Primax").

                                   RECITALS

          A. Pursuant to the terms of an Agreement and Plan of Reorganization dated as of February 24, 1996 (the "Reorganization Agreement"), a wholly-owned subsidiary of Storm Software, Inc. will be merged into Primax Electronics (USA), Inc. ("Primax USA") and Primax USA, the surviving entity will become a wholly-owned subsidiary of Storm Primax, the successor corporation to Storm Software, Inc.

          B. Notwithstanding that Primax Taiwan and Storm Primax entered into an Asset Transfer Agreement dated as of February 24, 1996 whereby Storm Primax acquired from Primax Taiwan certain rights to its then existing A6 image scanning products, Primax Taiwan will continue to engage in the business of designing, manufacturing and selling pointing devices.

          C. Storm Primax wishes to act as an OEM sales representative for pointing device products produced by Primax Taiwan on certain terms and conditions set forth in this Agreement.

          D. This Agreement is an Ancillary Agreement, as defined in the Reorganization Agreement.

          NOW, THEREFORE, in consideration of the mutual representations and covenants of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Storm Primax and Primax Taiwan agree as follows:

          1.  Definitions.  The following definitions shall apply to this
              -----------
Agreement:

              1.1 "Closing Date" means the date of the closing under the Reorganization Agreement.

              1.2 "Confidential Information" means the technical information, know-how, technology, formulae, system designs, prototypes, ideas, inventions, improvements, layouts, software, concepts, techniques, discoveries, data, files, supplier and customer identities and lists, accounting records, forecasts, project management plans, marketing plans and business plans relating to this Agreement to which a party has proprietary rights, and all copies and tangible embodiments thereof (in whatever form or medium) conspicuously indicated as proprietary information, confidential information or a substantially similar legend that are not generally known by the public; provided, however, that any of the foregoing shall not be considered

Confidential Information if the party receiving it can show that it: (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the receiving party's or any third party's part; (ii) was rightfully received by the receiving party from a third party not in violation of any contractual, legal or fiduciary obligation by such third party; (iii) was approved for release by written authorization by the party having rights therein; or (iv) was developed by the receiving party independently of the party having rights therein without breach of any confidentiality or other obligations; or (v) was disclosed by court order or other legal authority, provided that the party having rights therein is given an opportunity to oppose such disclosure and if disclosed, such information is only used for the specified legal purposes.

          1.3 "End User" means a purchaser or licensee of computer products who acquires such products for use rather than distribution or resale.

          1.4 "Net Invoice Amount" means the net amount invoiced by Primax Taiwan for shipments of Products after deducting all customer discounts, freight, transportation or other allowances, sales or other taxes, COD or other delivery charges, insurance, credits, mailing costs and the like.

          1.5 "OEM Customer" means either Microsoft Corporation or a business entity which engages in manufacturing and development of CPU's directly or indirectly through its distribution channels to End Users.

          1.6 "Primax Taiwan" means Primax Electronics, Ltd., an ROC corporation.

          1.7 "Products" means those current and future pointing device products developed, manufactured and/or distributed by Primax Taiwan for use and distribution by OEM Customers, with such products as of the Closing Date described in Exhibit 1.7.
             -----------

          1.8 "Reorganization Agreement" means the Agreement and Plan of Reorganization dated as of February 24, 1996 by and among Storm Software, Inc., a California corporation, Storm Acquisition Corporation, a wholly-owned subsidiary of Storm Software, Inc., Primax Electronics (USA), Inc., a California corporation and Primax Taiwan, which agreement is incorporated herein by reference.

          1.9 "Storm Primax" means Storm Primax, Inc., a California corporation, the successor corporation to Storm Software, Inc.

          1.10 "Territory" means that geographic area
described in Exhibit 1.10.
             ------------

     2.   Appointment of Storm Primax.
          ---------------------------

          2.1  Appointment.
               -----------

               (a) Primax Taiwan appoints Storm Primax, and Storm Primax shall represent Primax Taiwan, effective as of the Closing Date, as its exclusive sales representative for the Territory to solicit and obtain orders for Products from OEM Customers and potential OEM Customers solely within the Territory.

               (b) Storm Primax shall have the right during the term of this Agreement to represent to the public that it is an authorized independent sales representative of Primax Taiwan.

               (c) The exclusive appointment in Section 2.1(a) is subject to Storm Primax meeting the minimum annual sales quotas for the aggregate of all Products in the Territory as mutually established by the parties within the first month of each calendar year during the term of this Agreement. The quotas will be based on United States dollars. If Storm Primax does not meet the quotas based on shipments from Primax Taiwan such that actual sales of Products meet 65% or more of quota but fail to meet at least 85% of quota for the Products, Storm Primax agrees to cooperate and meet with Primax Taiwan to examine and evaluate the parties' relationship under this Agreement, discuss the causes of the quota shortfall and develop a mutually agreed upon written plan of action to increase Product sales in the following year. On the other hand, if Storm Primax does not meet quotas based on shipments from Primax Taiwan such that actual Product sales are less than 65% of quota for the Products, Primax Taiwan may, in its discretion, convert the exclusive appointment to a non-exclusive appointment upon six (6) months prior written notice to Storm Primax. After the effective conversion of the appointment, the appointment for the Products will remain non-exclusive for at least an additional six (6) month period, and effective anytime thereafter Primax Taiwan may terminate this Agreement upon ninety (90) days prior written notice to Storm Primax. In such event, each party will have the rights set forth in Section 14. However, in no event will such termination be deemed a termination for cause by Primax Taiwan.

          2.2  Independent Contractor.  Storm Primax is and at all times shall
               ----------------------
be an independent contractor in all matters relating to this Agreement. Storm Primax and its employees are not agents of Primax Taiwan for any purposes and have no power or authority, whether apparent, actual, ostensible or otherwise, to bind or commit Primax Taiwan in any way. Storm Primax and its employees are not and shall not act as employees of Primax Taiwan for any purpose, including, but not limited to, under the meaning or application of any federal, state or local unemployment insurance laws, social security laws, workers' compensation or industrial accident laws or under any other laws or regulations which would or might impute any obligation or liability to Primax Taiwan by reason of any employment relationship.

          2.3  Prohibitions.
               ------------

               (a) Storm Primax shall not enter into any agreement, contract or arrangement with any government or government representative or with any other person, firm, corporation, entity or enterprise imposing any legal obligation or liability of any kind on Primax Taiwan. Without limiting the generality of the foregoing, Storm Primax specifically shall not sign Primax Taiwan's name to any commercial paper, contract or other instrument and shall not contract any debt or enter into any agreement, either express or implied, binding Primax Taiwan to the payment of money and/or in any other regard.

               (b) Storm Primax agrees that during the term of this Agreement, Storm Primax will not distribute any third party pointing device product which is similar to or competitive with the Products, except with Primax Taiwan's prior written consent, which consent shall be given on a case by case basis.

          3.  Storm Primax's General Duties.  Storm Primax shall (a) introduce,
              -----------------------------
promote the sale of, solicit and obtain orders (subject to acceptance by Primax Taiwan, as described in Section 9.1(a) for Products from OEM Customers in the Territory in accordance with the terms of this Agreement; (b) attempt to expand the OEM Customer base of business for Primax Taiwan and otherwise promote demand for Products in the Territory on Primax Taiwan's behalf; (c) provide coverage of existing and potential OEM Customers within the Territory on a regular basis; and (d) cooperate in implementing all lawful sales programs, policies, directions, requests and general instructions of Primax Taiwan.

          4.  Storm Primax's Specific Duties and Prohibitions.  Without in any
              -----------------------------------------------
way limiting the generality of the preceding Section, Storm Primax agrees as follows:

          4.1  Facilities.  Storm Primax shall maintain its own office space and
               ----------
facilities, with the entire costs of these items and activities to be borne solely by Storm Primax.

          4.2  Personnel.  Storm Primax shall provide and maintain, at its own
               ---------
expense a competent and adequately trained, skilled and motivated sales organization for the sale of Products in the Territory.

          4.3  Forecasts.  By the fifteenth day of each month, Storm Primax will
               ---------
provide Primax Taiwan with written non-binding rolling 120 day forecasts of its Product requirements. Such forecasts shall be itemized on a Product by Product basis.

          4.4  Activity Reports.  On a semi-monthly basis during the term of
               ----------------
this Agreement, Storm Primax will provide Primax Taiwan with a written summary of its sales account activities and other activities and efforts conducted during the reporting period, including, but not limited to, call reports, OEM Customer inquiries, OEM Customer identities, sales volume, information regarding any negotiation or order, any identified or identifiable operating problems and recommended solutions thereto, all as applicable. This semi-monthly activity report shall also contain a summary of pertinent information known to Storm Primax concerning the activities of Primax Taiwan's competitors within the Territory as available.

          4.5  Cooperation and Follow-Up.  Storm Primax shall cooperate with and
               -------------------------
assist Primax Taiwan in sales promotion efforts within the Territory. Whenever reasonably requested by Primax Taiwan, Storm Primax shall follow up on sales correspondence between Primax Taiwan and any OEM Customer or prospective OEM Customer of Products within the Territory, and shall assist in the resolution of commercial or technical issues which may arise between Primax Taiwan and any such OEM Customer or prospective OEM Customer. Storm Primax will additionally provide reasonable services to OEM Customers to ensure that Product shipments are scheduled and delivered in accordance with OEM Customer orders.

          4.6  Forwarding of Information.  Storm Primax shall forward within
               -------------------------
three (3) working days to Primax Taiwan for attention and handling:

               (a) All OEM Customer Product specifications concerning orders or potential orders for the sale of Products in the Territory.

               (b) All sales orders, including confirming purchase orders, solicited by Storm Primax for consideration and acceptance by Primax Taiwan with regard to its Products.

          4.7  Primax Taiwan Material.  Storm Primax shall not use any Primax
               ----------------------
Taiwan stationery, forms or printed material of any kind, for any purpose, except as may otherwise be provided herein, without obtaining in each instance Primax Taiwan's prior written consent for such use.

          4.8  Changes in Terms of Sale, Etc.  Storm Primax shall not make any
               -----------------------------
changes in Primax Taiwan's quotations or terms of sale, nor make any allowances or adjustments in accounts or authorize the return of any Products, without the express written consent of Primax Taiwan (which consent will not be unreasonably withheld).

          4.9  Credit Information.  Storm Primax shall furnish Primax Taiwan's
               ------------------
credit department with any information which Storm Primax may have from time to time relating to the credit standing of any of Primax Taiwan's OEM Customers and potential OEM Customers. Storm Primax shall also furnish Primax Taiwan with credit references when requested.

          4.10  Problems, Resolutions and Suggestions.  Storm Primax shall keep
                -------------------------------------
Primax Taiwan informed via the required semi-monthly activity report described in Section 4.4 of problems encountered and resolutions thereof with regard to the sales representative relationship established by this Agreement. Storm Primax shall also communicate within five (5) working days to Primax Taiwan in writing (in the semi-monthly activity report, and sooner if appropriate) any and all modifications, design changes or improvements of Products suggested by any OEM Customer or potential OEM Customer, or by any employee or agent of Storm Primax. Primax Taiwan shall be and remain the sole and exclusive owner of all such information.

          4.11  Warranties.  Storm Primax shall have no right or authority,
                ----------
express or implied, directly or indirectly, to alter, enlarge or limit the representations or guarantees expressly contained in Primax Taiwan's most current written Product warranty as distributed by Primax Taiwan for the applicable Product. Primax Taiwan may, in its sole discretion, amend the Product warranty from time to time, and the Product warranty as amended will become a part of the Agreement for purposes of this paragraph after Primax Taiwan has delivered a copy of it to Storm Primax. Storm Primax will accept returns of Products from OEM Customers and provide warranty service to OEM Customers as reasonably requested by Primax Taiwan, provided that any costs and expenses of such service (including but not limited to labor and shipping costs) shall be reimbursed to Storm Primax by Primax Taiwan within ten (10) days after invoice thereof. Storm Primax will provide Return Materials Authorization (RMA) numbers to OEM Customers (subject to Storm Primax receiving the necessary RMA numbers from Primax Taiwan) for return of Products directly to Primax Taiwan, provided that such Product returns comply with Primax Taiwan's applicable Product warranty.

     5.   Primax Taiwan's Assistance to Storm Primax.
          ------------------------------------------

          5.1  Orders.  Primax Taiwan shall reasonably assist Storm Primax in
               ------
soliciting and obtaining orders for the sale of Products in the Territory, including but not limited to providing weekly updates regarding the status of manufacturing and production schedules for

Products to be delivered to OEM Customers. Primax Taiwan agrees that all OEM Customers in the Territory contacting Primax Taiwan directly will first be referred to Storm Primax.

          5.2  Literature.  Primax Taiwan shall furnish Storm Primax, without
               ----------
charge, technical, advertising and selling information and literature, in English, concerning Products, in the quantities reasonably requested by Storm Primax, which Primax Taiwan may from time to time produce or have available for trade circulation.

          5.3  Other Assistance.  Primax Taiwan shall provide Storm Primax with
               ----------------
such other sales, engineering and technical assistance and training regarding Products as necessary, in the interests of Primax Taiwan and its OEM Customers and potential OEM Customers, to promote and sell Products in the Territory, and as necessary for Storm Primax to perform its obligations under this Agreement. Primax Taiwan will also be available on at least a bi-monthly basis to accompany Storm Primax to OEM Customer or prospective OEM Customer sites to aid in the selling process as requested by Storm Primax.

     6.   Proprietary Rights.  Storm Primax acknowledges that the structure and
          ------------------
organization of the Products are proprietary to Primax Taiwan. Primax Taiwan retains exclusive ownership of the Products, except as otherwise provided for in the Asset Transfer Agreement regarding product and technology ownership and licensing. Storm Primax will take all reasonable measures to protect Primax Taiwan's proprietary rights in the Products. Except as provided herein or in the Asset Transfer Agreement, Storm Primax is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises or licenses with respect to the Products. All rights not expressly granted to Storm Primax under this Agreement are reserved to Primax Taiwan.

     7.   Trademark License.
          -----------------

          7.1 Primax Taiwan hereby grants to Storm Primax a nonexclusive, limited license (including the right to sublicense through multiple tiers of sublicenses) to use Trademarks solely in Storm Primax's distribution, advertising and promotion of the Products. Storm Primax's use shall be in accordance with applicable law and Primax Taiwan's policies regarding advertising and trademark usage as established from time to time. Storm Primax further agrees not to affix any Trademark to products other than the genuine Products.

          7.2 Storm Primax agrees that the nature and quality of any products or services it supplies in connection with the Trademarks shall conform to the standards set by Primax Taiwan. Storm Primax agrees to cooperate with Primax Taiwan in facilitating Primax Taiwan's monitoring and control of the nature and quality of such products and services, and to supply Primax Taiwan with specimens of use of the Trademarks upon request.

          7.3 At Primax Taiwan's request, Storm Primax shall promptly perform any act reasonably necessary to secure or maintain any Trademark rights in any country in which Storm Primax is marketing the Products. This assistance shall include complying with the formalities of local law, including but not limited to, the execution of any application for registration as a registered user, the execution of additional license agreements suitable for recording with the appropriate authorities or providing proof of use of the Trademarks in any other applicable documents. Primax Taiwan shall pay the expense of complying with such formalities.

          7.4 Storm Primax agrees that whenever the Trademarks are used in advertising or in any other manner, they shall clearly indicate Primax Taiwan as the trademark owner. Storm Primax shall not do or cause to be done any act or anything contesting or in any way impairing or reducing Primax Taiwan's right, title and interest in the Trademarks. Storm Primax understands and agrees that use of the Trademarks in connection with the Products shall not create any right, title or interest in or to the use of the Trademarks and that all such uses and goodwill associated with the Trademarks will inure to the benefit of Primax Taiwan. Storm Primax shall take all necessary steps to ensure its employees comply with all the terms and conditions herein.

     8.   Commissions.  In consideration for the services performed by Storm
          -----------
Primax hereunder, Primax Taiwan shall pay to Storm Primax commissions in accordance with the provisions hereof.

          8.1  OEM Customer Sales.
               ------------------

               (a)  OEM Commission Rate.  Except as otherwise provided herein,
                    -------------------
Primax Taiwan shall pay to Storm Primax a commission of three and one-half percent (3.5%) of the Net Invoice Amount on sales made to OEM Customers.

               (b)  Payment of OEM Commissions.  With respect to the commissions
                    --------------------------
calculated in accordance with Section 8.1(a), Primax Taiwan will pay Storm Primax by wire transfer in U.S. dollars by the fifth day of each month for payments Primax Taiwan received from OEM Customers in the preceding month.

          8.2  Other Commission Provisions.
               ---------------------------

               (a)  Exclusions.  Notwithstanding any other provisions of this
                    ----------
Agreement, Storm Primax shall not be entitled to receive commissions on sales consummated with OEM Customers located within the Territory for shipment by Primax Taiwan to a destination outside the Territory, except that commissions will be paid on sales to OEM Customers inside the Territory on shipments of Product outside the Territory at one-half the rate provided for in Section 8.1(a) in the following circumstances: (i) for all distributions of Products in the first six (6) months after either (x) a customer becomes a new OEM Customer or (y) an existing OEM Customer purchases a Product not previously purchased by such customer; and (ii) for so long as orders from an OEM Customer are received by Storm Primax in the Territory for shipments of Products outside the Territory.

               (b)  No Other Compensation.  Storm Primax's sole source of
                    ---------------------
compensation for rendering services on Primax Taiwan's behalf pursuant to this Agreement shall be the commissions payable pursuant hereto. Storm Primax shall have no right to receive any other compensation from Primax Taiwan for services rendered as an authorized Primax Taiwan sales representative or to receive reimbursement of any expenses or other costs incurred by Storm Primax in connection therewith, unless specifically authorized by Primax Taiwan.

               (c)  Adjustments.
                    -----------

                    (A) In the case of a purchase order cancellation by an OEM Customer, Storm Primax shall be entitled to receive a commission only for the following:

                         (a)  For the sale of Products which are actually
invoiced and shipped before cancellation of the purchase order.

                         (b)  For additional amounts invoiced to the OEM
Customer resulting from increased unit prices for Products actually shipped before cancellation of the purchase order.

                    (B) The Net Invoice Amount, and Storm Primax's corresponding commission, will be adjusted if Primax Taiwan finds it necessary or appropriate to make a settlement, credit, modification or other form of adjustment with an OEM Customer for an amount less than the Net Invoice Amount.

               (d)  Product Deletions.  Storm Primax shall be entitled to
                    -----------------
receive a commission despite Primax Taiwan's deletion of Products from Exhibit
                                                                       -------
1.7, provided that Primax Taiwan has accepted a purchase order for such Product
- ---
prior to the effective date of such deletion (at the rate, to the extent and when it would otherwise have been entitled to receive such commissions).

          8.3  Commissions Upon Expiration or Termination.  Upon expiration of
               ------------------------------------------
this Agreement or upon any termination of this Agreement with cause pursuant to Sections 14.2 hereof, Storm Primax shall be entitled to receive full commissions (at the rate, to the extent and when it would otherwise have been entitled to receive such commissions) on all Product orders which have been accepted by Primax Taiwan before the effective termination date.

     9.   Order and Shipment Terms.
          ------------------------

          9.1  Order Procedure.
               ---------------

               (a) All orders placed with Primax Taiwan shall be subject to acceptance by Primax Taiwan at its principal place of business. Unless Primax Taiwan rejects a purchase order by written notice to Storm Primax within five
(5) days after receipt, such purchase order will be deemed accepted. Primax Taiwan may refuse any order either for lack of credit of the OEM Customer or for any other reason which, in Primax Taiwan's judgment, is reasonable grounds for such refusal.

               (b) Storm Primax will receive purchase orders from OEM Customers issued to Primax Taiwan and forward copies of the purchase orders to Primax Taiwan for acceptance pursuant to Section 9.1(a) above. All OEM agreements for the Products will be between Primax Taiwan and the OEM Customer, with sales services to be provided by Storm Primax.

          9.2  Quotations.  Primax Taiwan may change or withdraw any quotation
               ----------
made by it (or by Storm Primax on its behalf) at any time only upon fifteen (15) days prior written notice to Storm Primax.

          9.3  Terms of Sale.  All sales shall be at Primax Taiwan's then-
               -------------
current price and terms, and Primax Taiwan shall have the absolute right, in its sole discretion, to establish, change, alter or amend such prices and other terms and conditions of sale from time to time as it deems necessary or appropriate.

          9.4  Shipments, Risk of Loss, Title.  All Products for which orders
               ------------------------------
are accepted by Primax Taiwan will be shipped and billed directly to the OEM Customer per the terms of the agreement between Primax Taiwan and the OEM Customer. Primax Taiwan may withhold delivery or deliver only against cash payment in the event of delinquencies in a customer's account, and such action by Primax Taiwan is not and will not be considered to be a breach of this Agreement. Primax Taiwan will attempt to make shipments on all orders accepted by it in accordance with the terms of such acceptance, but Primax Taiwan shall not be responsible to Storm Primax for any delays in shipment. Title shall pass directly from Primax Taiwan to the OEM Customer and the terms of title transfer and risk of loss shall be governed by the written agreement between Primax Taiwan and the OEM Customer.

          9.5  Collection.  Storm Primax will be responsible for the collection
               ----------
of overdue accounts. Primax Taiwan will bear the risk of delinquent accounts and have the responsibility for extending credit to OEM Customers. Storm Primax shall have no authority to collect funds or accept payment of any sort for orders accepted by Primax Taiwan unless so requested by Primax Taiwan. Storm Primax shall within three (3) working days remit to Primax Taiwan any payments which it inadvertently receives from OEM Customers. All invoice payments for orders accepted by Primax Taiwan shall be made directly to Primax Taiwan.

     10.  Additions to and Deletions from Products.  Primax Taiwan shall be
          ----------------------------------------
under no obligation to Storm Primax to continue its business or to continue, discontinue, change, retain, manufacture, sell or supply any model or type of any of its Products. Primax Taiwan may, in its sole discretion, discontinue the manufacture of any or all Products or make whatever changes to those Products it deems necessary, desirable or appropriate. Primax Taiwan may, in its sole discretion, add Products to or delete Products from the list of Products described in Exhibit 1.7 upon thirty (30) days written notice to Storm Primax.
             -----------

     11.  Confidential Information.
          ------------------------

          11.1 Confidentiality of Agreement.  Each of the parties covenants to
               ----------------------------
the other party that it will not in any manner disclose or divulge the contents of the Agreement or any of the material terms and conditions hereof to any third party, except as the other parties may expressly consent in advance in writing or as may be required in obtaining any necessary governmental or regulatory approval for the transactions contemplated hereby or as may otherwise be required by any applicable law.

          11.2 Treatment of Confidential Information.  For a period of five (5)
               -------------------------------------
years after receipt of any Confidential Information, each party shall keep and maintain the other party's

Confidential Information in strictest confidence and, except as otherwise expressly provided herein, each party: (i) shall not use the other party's Confidential Information, and (ii) shall not provide or otherwise make available, whether directly or indirectly, any of the other party's Confidential Information to any party other than: (a) to employees and officers of a party who require access to such Confidential Information for performance of their duties and who have signed a written nondisclosure agreement including the requirement to protect third party proprietary information or (b) to permitted sublicensees permitted under this Agreement who shall enter into a nondisclosure agreement to protect Confidential Information on terms no less restrictive than required in this Agreement, or (c) as required by any applicable law. Each party shall take all reasonable actions (by instruction, agreement or otherwise) necessary to maintain the confidentiality of the other party's Confidential Information. Notwithstanding the foregoing, each party shall be required to protect the other party's Confidential Information consistent with the same protections afforded its own Confidential Information in the ordinary conduct of its business but in no event with less than reasonable care.

          11.3  Return or Destruction.  Upon termination of this Agreement, or
                ---------------------
at any other time if requested by a party, each party promptly shall return to the other party all Confidential Information received by it or its representatives by such other party unless the party provides assurances reasonably satisfactory to such other party that such Confidential Information has been destroyed.

     12.  Indemnification.
          ---------------

          12.1  Indemnity by Primax Taiwan.  Primax Taiwan shall defend,
                --------------------------
indemnify and hold harmless Storm Primax, its officers, directors, employees and sublicensees against any claims, demand, damages or actions (including Storm Primax's reasonable attorneys' fees and costs) arising out of an actual or alleged infringement by the Products of any copyrights or patent rights under the laws of the Republic of China, Japan, United States, Canada and countries which are members of the European Economic Community. The foregoing indemnity shall not apply to any infringement claim arising from any modification of the Products not authorized by Primax Taiwan in writing or use of the Products in conjunction with other software or hardware where such use gives rise to the infringement claim. THE FOREGOING STATES STORM PRIMAX'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND. PRIMAX TAIWAN DISCLAIMS ANY IMPLIED WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

          12.2  Indemnity by Storm Primax.  Storm Primax agrees to defend,
                -------------------------
indemnify and hold harmless Primax Taiwan its officers, directors, employees and agents from any claims, demands, damages or actions (including Primax Taiwan's reasonable attorneys' fees and costs) made against Primax Taiwan as a result of any claims, warranties or representations made by Storm Primax or Storm Primax's employees or agents which differ from those authorized by Primax Taiwan.

          12.3  Indemnification Procedure.  The above indemnities shall be
                -------------------------
subject to the following procedures:

          (a) The party receiving the indemnity ("Indemnitee") will notify the party with the indemnity obligation ("Indemnitor") of any third party claim, action or demand within ten (10) days after the Indemnitee receives notice thereof; provided, however, that failure or delay to provide such notification shall not reduce or otherwise affect the obligations of the Indemnitor, except to the extent that such failure or delay shall have materially prejudiced the Indemnitor's ability to defend against, settle or satisfy such claim or materially increase the cost thereof.

          (b) The Indemnitor, at its expense, shall have the right to pay, compromise, settle or otherwise dispose of any such claim, provided that no compromise, settlement or disposal of such claim shall be entered into without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

          (c) The Indemnitee has the right to reasonably monitor and participate in the Indemnitor's defense (including the selection of counsel reasonably satisfactory to both Indemnitor and Indemnitee) or Indemnitee from any such claims. In any action defended by Indemnitor, Indemnitee shall at all times have the right to employ its own counsel, but the fees and expenses of such counsel shall be Indemnitee's own expense unless the employment of such counsel shall have been authorized by Indemnitor in connection with the defense of such claims. In such event, such fees and expenses shall be borne by Indemnitor.

          13.  Consequential Damages Waiver.  EXCEPT IN THE CASE OF A BREACH OF
               ----------------------------
SECTION 1.1, NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          14.  Term and Termination.
               --------------------

          14.1  Term.  The term of this Agreement shall commence as of the
                ----
Closing Date and continue for four (4) years. Thereafter, this Agreement will renew only upon the mutual written agreement of the parties.

          14.2  Termination With Cause.
                ----------------------

          (a) Either party may terminate this Agreement upon ninety (90) days written notice of a material breach of this Agreement if such breach is not cured within such ninety (90) day period.

          (b) Either party may immediately terminate this Agreement after giving written notice if the other party shall become insolvent or upon any proceeding being commenced by or against the other party under any law providing relief to such other party as debtor.

          14.3  Rights Upon Termination.  Upon termination of this Agreement:
                -----------------------

          (a) Storm Primax's entitlement to commissions shall immediately cease as of the effective termination date, except as expressly set forth in Section 8.3.

          (b) Primax Taiwan's acceptance of any order after the expiration or termination of this Agreement shall not be construed as a renewal or extension of this Agreement, or as a waiver of the right to terminate or of any other matter or right. Primax Taiwan shall have the right after the termination of this Agreement to deal with, and solicit orders from, any and all persons and entities, including OEM Customers or potential OEM Customers, who dealt with or placed orders through Storm Primax, without any liability of any kind to Storm Primax, except as expressly provided herein.

          (c) Storm Primax must give written notice to Primax Taiwan of any claims against Primax Taiwan arising under or in any way relating to this Agreement or the selling representation created hereby within six (6) months after the effective termination date of this Agreement.

          14.4  Survival.  The following sections of this Agreement will survive
                --------
any termination or expiration of this Agreement: 6 ("Proprietary Rights"), 8 ("Commissions"), 11 ("Confidential Information"), 12 ("Indemnification"), 13 ("Consequential Damages Waiver"), 14 ("Term and Termination") and 15 ("General Provisions").

     15.  General Provisions.
          ------------------

          15.1  Counterparts.  This Agreement may be executed simultaneously in
                ------------
counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          15.2  Assignability.  Except in the case of an assignment in
                -------------
connection with a merger, reorganization, consolidation, change of domicile or sale of all or substantially all the assets of a party, neither Storm Primax nor Primax Taiwan may assign its rights and obligations, in whole or in part, under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          15.3  Successors.  This Agreement shall be binding upon and shall
                ----------
insure to the benefit of each party.

          15.4  Amendments.  This Agreement may be amended or supplemented only
                ----------
by a writing that is signed by duly authorized representatives of both parties.

          15.5  Notices.  All notices permitted or required under this Agreement
                -------
shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices must be sent to the addresses below or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section 16.5.

          If to Primax Taiwan:   Primax Electronics, Ltd.
                                 6F, No. 159, Kang Ning St., Hsi Chih Town
                                 Taipei Hsien, Taiwan, ROC
                                 Attention:  Raymond Liang

          With a copy to:        Law Office of Robert D. Cochran
                                 5201 Great America Parkway, Suite 320
                                 Santa Clara, CA 95054
                                 Attention: Robert D. Cochran

          If to Storm Primax:    Storm Primax, Inc.
                                 1861 Landings Drive
                                 Mountain View, CA 94043
                                 Attention: L. William Krause

          With a copy to:        Gray Cary Ware & Freidenrich
                                 400 Hamilton Avenue
                                 Palo Alto, CA 94301
                                 Attention: James M. Koshland

          15.6  Governing Law.  This Agreement will be governed by and construed
                -------------
in accordance with the laws of the United States and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement in any manner whatsoever.

          15.7  Arbitration.  Any dispute arising out of this Agreement shall be
                -----------
resolved by binding arbitration. The venue of the arbitration shall be in San Jose, California if brought by Primax Taiwan, and if brought by Storm Primax, the venue shall be in Taipei, Taiwan. The rules governing arbitration shall be the Judicial Arbitration and Mediation Services/Endispute Rules if the arbitration is in San Jose, and if in Taiwan, the rules governing arbitration shall be those as are customary for international arbitrations in Taiwan (such rules collectively and individually referred to as the "Rules"). A single arbitrator shall be selected according to the Rules within thirty (30) days of submission of the dispute to arbitration. The arbitration shall be conducted in English. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that either party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitrator shall award the prevailing party its costs and its reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fee.

The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

          15.8  Waiver.  No term or provision hereof will be considered waived
                ------
by either party, and no breach excused by either party, unless such waiver or consent is in a writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different or subsequent breach by such party.

          15.9  Severability.  In the event that any provision of this Agreement
                ------------
shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

          15.10  Force Majeure.  Neither party shall be liable hereunder by
                 -------------
reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

          15.11  Entire Agreement.  This Agreement, including all Exhibits to
                 ----------------
this Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions and agreements, whether written or oral.

          15.12  Order of Precedence.  In the event of any inconsistency or
                 -------------------
ambiguity between or among the terms and conditions of this Agreement and the Reorganization Agreement, the inconsistency or ambiguity shall be resolved in the following order of precedent: (i) this Agreement; and (ii) the Reorganization Agreement.

          15.13  Effectiveness of Agreement.  Although this Agreement has been
                 --------------------------
executed by the parties on the date first above written, this Agreement shall become effective only on the occurrence of the closing under the Reorganization Agreement. If the Reorganization Agreement is terminated pursuant to Section 11 thereof, this Agreement shall become void and of no further force or effect.

          15.14  Attorneys Fees.  The prevailing party in any dispute arising
                 --------------
out of or related to this Agreement shall be entitled to recover its reasonable attorneys' fees and costs.

          15.15  No Agency.  Nothing contained herein shall be construed as
                 ---------
creating any agency, partnership or other form of joint enterprise between the parties.

          15.16  Headings.  The section headings appearing in this Agreement are
                 --------
inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

          15.17  No Representations.  Storm Primax represents and acknowledges
                 ------------------
that it is relying solely on its own judgment, including its own estimate of the market for Products in the Territory, in entering into this Agreement, and that Primax Taiwan has made no written or verbal representations or warranties, either express or implied, regarding the subject matter hereof, including, without limitation, the duration of the selling representation created hereby, the circumstances under which this Agreement shall or may be terminated, the size of the market for Products in the Territory or the amount of commissions which Storm Primax will, could or might expect to receive hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


Primax Taiwan:


                                       Storm Primax:

Primax Electronics, Ltd.               Storm Primax, Inc.

By:                                    By:
   --------------------------             ---------------------------


Title:                                 Title:
      -----------------------                ------------------------

                                  Exhibit 1.7
                                  -----------

                                   Products
                                   --------


All current and future pointing device products produced by Primax Taiwan and intended for OEM Customers, including but not limited to the following:

mice
game pads
joysticks
track balls
touch pads
remote cursor control devices

                                 Exhibit 1.10
                                 ------------

                                   Territory
                                   ---------


United States
Canada